Exhibit 23.4
CONSULT ING AGREEMENT

THIS CONSULTING AGREEMENT (the "Agreement") entered into as of this 9th day of March 2009, between Geenius, Inc., ("the Company") and Connor Kirk Capital, LLC.

WHEREAS, the Company desires Lo employ the Provider to assist the Company in its initial organization, and the Provider is willing to render such services, subject to the terms and conditions contained in this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, and intending to be legally bound, the Company and the Provider agree as follows:

1. Term of Affiliation.

(a) Term. The Company hereby employs the Provider, and the Provider hereby accepts affiliation with the Company for e period commencing on March 1, 2009, the date of this Agreement and ending on December 31, 2U05.

2, Duties.

WHEREAS, the Company desires to raise capital to finance the launch and operations of the Company;

WHEREAS, the Advisor desires ID assist the Company in raising capital to finance the launch and operations of the Company

3, Compensation and Expenses,

(a) For the services of the Provider to be rendered under this Agreement, the Company shall issue the Provider 500,000 shares of its common Stock, $.005 par value.

4. Notices and Addresses. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar recelpted delivery, by facsimile delivery or, if mailed, postage prepaid, by certified mail, return receipt reqdested, as follows:

To the Company:	Geenius Inc,
4464 Long Lake Road Melbourne, FL 32931

To the Consultant:	Connor& Kirk Capital, LLC
415 Madison Ave
New York, NY /0017

IN WITNESS WHEREOF, the Company and the Provider have executed this Agreement AM nC the date and year first above written.

Andy Jdmik, President and Chief Executive Officer

MaiGh 9, 2(.)09

Date

On behalf of the Provider!

Mathew Connor, President, Managing Member

March 9, 2009

_______________________Date

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CONSULTING AG            NT

THIS CONSULTING ACHSEWNT (the "Agreement") entered into as of this 9th day of March 2009, between Geenius, inc_, ("the Company") and Klein Capital Management (the "Provider").

WHEREAS, the Company desires to employ the Provider to assist the Company in its initial organization, and the Provider 19 willing to render such services, subject to the terms and conditions contained in this Agreement;

NOW, THEDEFORF, in consideration oL the premises and Lhe mutual covenants set forth in this Agreement, and intending to be legally bound, the Company and the Provider agree as follows:

1. Term of Affiliation.

(a) Term. The Company hereby employs the Provider, and the Provider hereby accepts affiliation with the Company for a period commencing on March 2009, the date oi this Agreement and ending on December 31, 2009.

2. Duties-

(a) The Provider will provide consulting and planning which includes the preparation of supporting documents for business planning, Linancial analysis, market analysis and additional consulting for the oilicers of the company,

(b) Provider agrees to devote the necessary Lime to complete addiLional duties requested of the Provider.

:3, CompensaLiun and Expenses.

(a) For the services of the Provider to be rendered under this Agreement, the Company shall issue Lhe Provider 1,400,000 shares of its Common Stock, 5.005 par value.

4. Notices and Addresses. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall he in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar recelpted delivery, by facsimile delivery or, if mailed, postage prepaid, by cerLifiud mail, return receipt requested, as follows:

To Lhe Company:	Geenius Inc,
4464 Long Lake Road Melbourne, 32934

To the Consultant:	Klein Capital Management
6301 Haley Way
Frisco, TX M034

1

IN WITNESS WHEREOF, the Company and the Provider have executed this Agreement as of the date and year first above wrttten-

Lyv.".vite-T.L.7,licei
                                                                             Date

2

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the "Agreement") entered into as of this 1st day of March 2009, between Geenius, Inc., ("the Company") and John Steen, CPA (the "Consultant").

WHEREAS, the Company desires to employ the Consultant to assist the Company in its initial organization, and the Consultant i5 willing Lo render such services, subject to the terms and conditions contained in this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, and intending to be legally bound, the Company and the Consultant agree as follows:

1. Term ol Affiliation.

(a) Term, The Company hereby employs the Consultant, and the Consultant hereby accepts affiliation with the Company for a period commencing on March 1, 2009, the date of this Agreement and ending on December 31, 2009.

2. Duties.

(a) General Duties. The Consultant shall assist the Company with its initial accounting acti.viti.es, as requested by the president and vice president of the Company.

(h) Consultant agrees to devote the necessary time to complete the duties requested of him, provided those duties do not require more than 12 hours ul work in any one week.

3. Compensation and Expenses,

(a) For the services of the Consultant to be rendered under this Agreement, the Company shall issue the Consultant 300,000 shares of its Common Stock, 5.0051 par value.

4. Notices and Addresses. All notices, offers, acceptance and any other acts under this Agreement. (except payment) shall he in writing, and shall be sufficiently given i.f delivered to the addressees in person, by Federal Express or similar receipted delivery, by facsimile delivery or, i.f mailed, postage prepaid, by certified mail, return receipt requested, as follows:

To the Company:	Geenius Inc,
1464 Long Lake Road
Melbourne, FL 32934

To the consultant:	John Steen
5715 Thames Court Dallas, TX 75252

1

IN WITNESS WHEREOF, the Cnmpany and the Consultant have exetuLed this Agreement as of the date and year first above written.

Andy RndmPresident and Chief Executive Officer

--614vok LI z,opci

Date

On hehatf of the ConsuitanL:

John S een, CPA, a an Individual

                                               Date

2

CONSULTING AGREEMENT

THIS CONSULTING AGMENNET (the "Agreement') entered into as of this 9t1r day of March 2009, between Geenius, Inc,, ("the Company") and KCM Strategic Media Group Inc.. (the "Provider"),

WHEREAS, the Company desires Lo employ the Provider to assist the Company in iLs initial OrganizaLiun, and the Provider is willing to render such services, subject to the terms and conditions contained in this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, and intending to be legally bound, the Company and the Provider agree as follows:

1. Term of Affiliation.

(a) Term. The Company hereby employs the Provider, and the Provider huruby accepts affiliation with the Company for a period commencing on March 1, 2009, the date of this Agreement and ending on December 31, 2009.

2. Duties-

(a) The Provider will provide strategic consulting, planning and development services in preparation of plans and supporting documents for areas of marketing, branding, design, and business development,

(b) Provider agrees to devote the necessary time to complete additional duties requested ol Lhe Provider.

3. CompensaLion and Expenses.

(a) For the services of Lhe Provider to be rendered under this Agreement, the Company shall iusue the Provider 1,400,000 shares of its Common Stock, 5.005 par value.

1. Notices and Addresses. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by
Federal Express or similar receipted delivery, by facsimile delivery or, if mailed, postage prepaid, by certified mail, return receipt requested, as follows:

To the Company:	Geenius Inc,
4464 Long Lake Road Melbourne, FL 32934

To the Consultant:	KCM Strategic Media Group
7011 Ash Street
Frisco, TX 75034

1

TN WITNESS WHEREOF, the Company and the Provider have executed this Agreement as of the date and year first above written.

                                      Date

2

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the "Agreement") entered into as of this 1st day of March 2009, between Geenius, Inc., ("the Company") and Wanda J. Schellirig (Lhc "FroVider").

WHEREAS, the Company desires Lu employ the Provider to assist the Company in its initial organization, and the Provider is willing to render such services, subject to the terms and conditions contained in this Agreement;

NOW, THFPEFORF, in consideration of the premises and the mutual covenants set forth in this Agreement, and intending to be legally bound, the Company and the Provider agree as follows:

1. Term of Affiliation.

(a) Term. The Company hereby employs the Provider, and the Provider hereby accepts atiiliaLion with the Company for a period commencing on March 1, 2009, the date of this Agreement and ending on December 31, 2009.

7, Dutiea.

(a) The Provider wi,11 provide bookkeeping services, planning and development services in preparation of plans and supporting documents for areas of bookkeeping, business growth directions and accurate monthly and quarterly accountability.

(b) Provider agrees Lu devote the necessary Lime to complete additional duties requested of the Provider-

3. Compensation and Expenses,

(a) For the services of the Provider to he rendered under this Agreement, the company shall issue the Provider 50,000 shares of its Common Stock, $.005 par value.

4. Notices and Addresses. All notices, offers, acceptance and any other acts under Lhis Agreement (except payment) shall be in writing, and shall be suiIieiently given if delivered to the addressees in person, by Federal Express or similar receipted delivery, by facsimile delivery or, if mailed, postage prepaid, by certified mail, return receipt requested, as followa!

To the Company:	Geenius Tnc,
4464 Long Take Road Me1bourne, FL 32934

To the Consultant:	Wanda. J. Schelling
2637 Deer Hollow Dr. Little Elm, Texas 750E

1

IN WTTNESS WHERFOF, tbv C0mpany and the Providt have wmeuted thi'E ArIve.pownt 0$ or thc, c;01.‘; an6 voar rir3t alcove writsAtn.

On bei);:lf of the Company:

t      •/

,w1 Chief' Executive Officer ____________________________________________________________

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                   _________________________________________________________________________________________________________________________
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On behalf of the ProvLayr:

6A/0-(,,
                    __________________________________________________________________________________________

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